Third Quarter Fiscal Year 2019 Earnings Presentation August 7, 2019 Nasdaq: OCSI Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Capital Management, L.P. (“Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of June 30, 2019.

Net investment income of $0.20 per share, up 17% year-over-year Highlights for the Quarter Ended June 30, 2019 1 Total investment income of $0.47 per share, up 18% year-over-year 2 Net asset value of $9.71 per share 3 Entered into $39 million of new investments 4 Strong earnings driven by higher interest income and fee income related to a loan repayment during the quarter Board of Directors declared a dividend of $0.155 per share, payable on September 30, 2019 to stockholders of record as of September 13, 2019 Higher investment income primarily driven by larger average portfolio size and higher interest income and fee income related to a loan repayment during the quarter NAV remained stable, down slightly from $9.74 per share in the prior quarter Portfolio size remained relatively stable from the prior quarter with new investments of $39 million and exits of $43 million Primary focus on credit selection in low yield, highly competitive market environment First lien originations represented 100% of new investment commitments

Portfolio Summary as of June 30, 2019 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries2 Portfolio Characteristics (at fair value) $589 million invested in 82 companies 99.9% of the total portfolio consists of debt investments 100% of debt portfolio consists of floating rate investments 7.8% weighted average yield on debt investments $7 million average debt investment size1 < 1% Note:Numbers may not sum due to rounding. 1Excludes investments in OCSI Glick JV LLC (“Glick JV”), a joint venture that invests primarily in senior secured loans to middle market companies. 2Excludes multi-sector holdings, which is comprised of investments in the Glick JV.

Portfolio Diversity OCSI’s portfolio is diverse across borrowers and industries (As % of total portfolio, at fair value) (As % of total portfolio, at fair value) Portfolio by Industry1,2 Diversity by Investment Size Top 10 Investments 23% Next 15 Investments 24% Remaining 53 Investments 44% Glick JV 9% Industry Group % of Portfolio Software 16.3% IT Services 9.1% Commercial Services & Supplies 9.0% Aerospace & Defense 6.1% Media 5.9% Oil, Gas & Consumable Fuels 5.1% Diversified Telecommunication Services 4.9% Professional Services 3.5% Healthcare Providers & Services 3.2% Diversified Financial Services 2.8% Specialty Retail 2.7% Interactive Media & Services 2.2% Remaining 20 Industries 29.1% As of June 30, 2019 1Excludes investments in the Glick JV. 2Based on GICS industry classifications.

OAKTREE
OCSI | Strategic Income Corporation

Debt Portfolio Company Metrics

Debt Portfolio Company EBITDA[1]


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
36%
48%
43%
52%
54%
61%
63%
62%
53%
44%
48%
46%
45%
36%
36%
37%
11%
8%
8%
1%
1%
3%
1%
1%
9/30/17
12/31/17
3/31/18
6/30/18
9/30/18
12/31/18
3/31/19
6/30/19
< $25 million
$25 million - $100 million
$100+ million

Median Debt Portfolio Company EBITDA *($ in millions)*

9/30/17	6/30/18	9/30/18	6/30/19
$67	$105	$110	$139

Debt Portfolio Company Leverage[1]


7.0x
6.5x
6.0x
5.5x
5.0x
4.5x
4.0x
3.5x
3.0x
5.7x
5.5x
5.5x
5.1x
5.7x
5.6x2
5.4x2
5.6x3
5.4x
4.7x
4.4x
3.9x
4.2x
4.2x
4.1x
4.3x
9/30/17
12/31/17
3/31/18
6/30/18
9/30/18
12/31/18
3/31/19
6/30/19
OCSI Average Net Leverage Through Tranche
Average Debt Multiples of Middle Market Loans

OCSI's portfolio has transitioned into higher quality, larger borrowers with lower leverage, reflecting our defensive investment approach

Source: S&P Global Market Intelligence.

1 *Excludes negative EBITDA borrowers and recurring revenue software investments.*

2 *Represents average debt multiples for respective LTM periods, as there were not enough middle market observations during each respective quarter to produce a meaningful average.*

3 *Represents average debt multiples for 1H 2019.*

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Non-core Investments: 8% of portfolio Non-core Investments: 58% of portfolio Historical Portfolio Progression Non-core private loans represent only 6% of OCSI’s portfolio ($ in millions, at fair value) Portfolio by Category1 1Excludes investments in the Glick JV. -85% Non-core Investments +133% Core Investments

Note:Numbers may not sum due to rounding. Non-core Investment Portfolio Detail Non-core Portfolio Characteristics Private Loans $33 million at fair value in three companies Average debt price: 91.0% Liquid Debt Investments $12 million at fair value in four companies Comprised of publicly quoted liquid loans Average debt price: 94.4% Non-accrual One investment with $0.0 million of fair value Price: 0.0% (As % of non-core investment portfolio, at fair value; $ in millions) Non-core Investments by Type (At fair value; $ in millions) Non-core Portfolio Composition < 1% $45

Core Portfolio Progression Nearly 100% of OCSI’s core portfolio is comprised of senior secured investments Core Portfolio by Investment Type (At fair value, $ in millions) ~100% Senior Secured < $1 < $1 < $1 < $1 < $1 < $1 < $1 < $1 Note:Numbers may not sum due to rounding.

Q3 2019 Portfolio Originations $39 million of new investment commitments $29 million in 5 new portfolio companies and $9 million in 4 existing portfolio companies $41 million of new funded investments1 Diversified across 5 industries 6.9% weighted average yield at cost on new investments 100% of new debt investment commitments at floating rates Average net leverage through tranche: 4.0x2 95% of new investments also held by other Oaktree funds New Investment Highlights ($ in millions) New Investment Commitment Trend (As % of new investment commitments; $ in millions) New Investment Composition Note:Numbers rounded to the nearest million or percentage point and may not sum due to rounding. 1 New funded investments includes drawdowns on existing revolver commitments. 2 Excludes one new recurring revenue technology investment.

Historical Financial Information ($ in thousands, except per share data) Operating Results For the three months ended 6/30/2019 3/31/2019 12/31/2018 9/30/2018 6/30/2018 Interest income $13,522 $12,294 $11,204 $13,436 $10,792 PIK interest income 3 6 8 536 571 Fee income 284 182 48 752 299 Total investment income 13,809 12,482 11,259 14,724 11,661 Base management fee 1,498 1,451 1,415 1,437 1,415 Part I incentive fee 1,295 1,096 854 1,181 1,002 Interest expense 3,860 3,772 3,223 5,482 3,235 Other operating expenses1 1,052 995 1,331 1,057 1,285 Total expenses 7,705 7,314 6,823 9,158 6,937 Fees waived 185 (49) (427) 3 (348) Net expenses 7,890 7,265 6,395 9,161 6,589 Net investment income 5,918 5,217 4,864 5,563 5,072 Net unrealized appreciation (depreciation) (2,594) 8,797 (19,761) 2,540 21,214 Net realized gains (losses) 158 (319) 1,696 256 (24,560) Net increase (decrease) in net assets resulting from operations $3,483 $13,695 $(13,201) $8,359 $1,725 Net investment income per common share $0.20 $0.18 $0.17 $0.19 $0.17 Net realized and unrealized gains (losses) per common share (0.08) 0.28 (0.62) 0.09 (0.11) Earnings (loss) per common share – basic and diluted $0.12 $0.46 $(0.45) $0.28 $0.06 Distributions per common share $0.155 $0.155 $0.155 $0.155 $0.145 1Includes professional fees, directors fees, administrator expenses and general and administrative expenses.

Historical Financial Information ($ in thousands, except per share data) Select Balance Sheet and Other Data As of 6/30/2019 3/31/2019 12/31/2018 9/30/2018 6/30/2018 Investment Portfolio (at fair value) $588,582 $592,147 $553,351 $556,842 $570,794 Debt Outstanding1 308,257 307,657 262,157 275,057 258,550 Total Net Assets 286,021 287,105 277,977 295,745 291,953 Net Asset Value per share $9.71 $9.74 $9.43 $10.04 $9.91 Total Leverage 1.08x 1.07x 0.94x 0.93x 0.89x Weighted Average Interest Rate on Debt Outstanding 4.5% 4.6% 4.5% 4.3% 4.3% Weighed Average Yield on Debt Investments2 7.8% 8.0% 7.8% 7.7% 7.9% Cash Component of Weighted Average Yield on Debt Investments 7.6% 7.8% 7.7% 7.6% 7.7% Weighted Average Yield on Total Portfolio Investments3 7.8% 8.0% 7.8% 7.7% 7.8% 1Net of unamortized financing costs. 2Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on the debt investments in the Glick JV. 3Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on the debt investments in the Glick JV.

OAKTREE
OCSI | Strategic Income Corporation

Historical Portfolio Activity

($ in thousands)	As of				
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Investments at Fair Value	$588,582	$592,147	$553,351	$556,842	$570,794
Number of Portfolio Companies	82	81	79	75	72
Average Portfolio Company Debt Investment Size	$7,300	$7,400	$7,100	$7,600	$8,100
Asset Class:					
Senior Secured Debt	90.5%	90.5%	90.1%	89.1%	89.7%
Glick JV	9.5%	9.5%	9.9%	10.5%	10.1%
Equity	0.0%	0.0%	0.0%	0.4%	0.2%
Interest Rate Type:					
% Floating Rate	100%	100%	100%	100%	100%
Investment Activity:					
New Investment Commitments	$38,800	$64,400	$93,100	$91,800	$113,600
New Funded Investment Activity[1]	41,300	67,900	87,000	91,000	114,300
Proceeds from Prepayments, Exits, Other Paydowns and Sales	43,000	38,900	73,100	101,700	83,800
Net New Investments[2]	(1,700)	29,000	13,900	(10,700)	30,500
Number of New Investment Commitments in New Portfolio Companies	5	9	12	13	15
Number of New Investment Commitments in Existing Portfolio Companies	4	5	7	2	1
Number of Portfolio Company Exits	4	7	9	9	8

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*
[2] *Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.*

12

Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. 1Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 1 1

Capital Structure Overview ($ in millions) (As % of total funding sources) ($ in millions) Funding Sources Funding Source by Type Historical Principal Outstanding and Leverage Ratio Committed Principal Outstanding Interest Rate Maturity Deutsche Bank Facility $250 $162 LIBOR+2.00% 2/18/2020 Citibank Revolving Credit Facility 180 132 LIBOR+1.70% / 2.25%1 7/18/2023 East West Bank Facility 25 14 LIBOR+2.85% 1/6/2021 Total $455 $308 As of June 30, 2019 1Interest rate spread depends on asset type. Target Leverage Ratio: 1.2x-1.6x debt-to-equity Multiple capital sources provides us with flexibility to optimize new investment fundings in order to maintain competitive borrowing costs Prudently deploying leverage toward long-term target ratio range 100% of debt sources are floating rate

Increase portfolio size to operate within long term target leverage ratio range Opportunities to Increase Return on Equity 1 Utilize additional investment capacity at the Glick JV 2 Modest increase in second lien investments 3 Rotation into higher-yielding proprietary investments 4 Current total leverage of 1.08x debt-to-equity, below target leverage range of 1.2x to 1.6x debt-to-equity Prudently deploying capital in new investment opportunities in order to reach long term target range $164 million total assets, including senior secured loans to 35 portfolio companies 1.4x leverage (debt-to-equity) $41 million of remaining investment capacity (assuming 2.0x leverage) Second liens represented 2% of the portfolio at fair value Ample capacity to increase exposure to second liens should we find compelling investment opportunities $67 million (13% of the portfolio at fair value) comprised of broadly syndicated loans priced lower than LIBOR + 4.00% As of June 30, 2019 We believe OCSI is well-positioned to enhance return on equity

Contact: Michael Mosticchio, Investor Relations ocsi-ir@oaktreecapital.com